                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                CURRENT  REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 9, 1998



                        CROWN CASTLE INTERNATIONAL CORP.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                     333-43873                   76-0470458
(State or Other            (Commission File              (IRS Employer
Jurisdiction of                Number)                   Identification
Incorporation)                                           Number)

                                510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
                    (Address of Principal Executive Office)

Registrant's telephone number, including area code:  (713) 570-3000

                          Forward-Looking Statements

          This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including but not limited to the uncertainties relating to capital expenditures decisions to be made in the future by wireless communications carriers and broadcasters and the risks and uncertainties described in "Risk Factors" in the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-57283) (the "Registration Statement") filed with the Securities and Exchange Commission.


                                    #  #  #


          Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Registration Statement.

ITEM 5. OTHER EVENTS

          On December 9, 1998, Crown Castle International Corp. ("CCIC" or the "Company") announced that it is offering (the "Offering") $200 million of its senior exchangeable pay-in-kind preferred stock in a Rule 144A/Regulation S distribution. A copy of the press release issued by CCIC on December 9, 1998 with respect to the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          The Company also announced that on December 8, 1998 it entered into an agreement (the "Formation Agreement") with Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile ("BAM"), certain of the Transferring Partnerships (as defined in the Formation Agreement), the Company and CCA Investment Corp., a wholly owned subsidiary of the Company ("Company Sub"), to form a joint venture (the "Proposed JV") to own and operate a significant majority of BAM's wireless communications towers. The Company would own approximately 62.3% of the Proposed JV and BAM and the Transferring Partnerships would own the remaining 37.7% along with a 0.001% interest in the joint venture's operating subsidiary. For financial reporting purposes, the Company intends to consolidate the Proposed JV's results of operations and financial condition with its own.

          The day-to-day operations of the Proposed JV will be managed by the Company. The Proposed JV will actively seek to add additional tenants to its towers in order to increase its revenues. The Proposed JV will also construct and own new towers that are needed by BAM's wireless communications business. The Proposed JV will have regional offices that will be staffed primarily with employees of the Company to perform marketing, billing, operations and maintenance functions.

          Although the Proposed JV is expected to be formed during the first quarter of 1999, the Formation Agreement is subject to a number of significant conditions. There can be no assurance that the Proposed JV will be formed on the terms described in this document or at all.

Communication Site Footprints

  The following table indicates, as of September 30, 1998, the type and geographic concentration of the Company's and the Proposed JV's owned and managed towers and revenue producing rooftop sites:

                                                          U.S. Total
                                             The Proposed    After       % of
                                        CCIC      JV      Proposed JV U.S. Total
 Towers:                                ---- ------------ ----------- ----------
  Pennsylvania........................  213       212(a)       320       16.5
  Texas...............................  154        43          197       10.2
  South Carolina......................   12       161          173        9.0
  Arizona.............................   12       152          164        8.5
  North Carolina......................   11       137          148        7.6
  New Jersey..........................    1       142          143        7.4
  New York............................   --       119          119        6.1
  Maryland............................   --       108          108        5.6
  Massachusetts.......................   --        81           81        4.2
  New Mexico..........................   34        36           70        3.6
  Virginia............................   --        57           57        2.9
  Connecticut.........................   --        39           39        2.0
  Louisiana...........................   24        13           37        1.9
  Mississippi.........................   21         8           29        1.5
  Delaware............................   --        24           24        1.2
  New Hampshire.......................   --        23           23        1.2
  Georgia.............................   --        21           21        1.1
  West Virginia.......................   18        13(b)        19        1.0
  Ohio................................   19        --           19        1.0
  Puerto Rico.........................   14        --           14        0.7
  Rhode Island........................   --        13           13        0.7
  All Others..........................   15        25(c)        40        1.9
                                        ---     -----        -----      -----
                                        548     1,427(d)     1,858       95.8
 Rooftops(e)..........................   81        --           81        4.2
                                        ---     -----        -----      -----
   U.S. Total.........................  629     1,427(d)     1,939      100.0%
                                        ===     =====        =====      =====

(a)Includes 105 towers currently managed by the Company.
(b)Includes 12 towers currently managed by the Company.
(c)Includes 13 towers that have not yet been identified.
(d)Includes 117 towers currently managed by the Company.
(e) The Company manages an additional 1,286 rooftop sites throughout the United States that do not currently produce revenue but are available for leasing to its customers.

  The following descriptions of the agreements related to the Proposed JV are summaries of the material portions of those agreements.

Formation Agreement

  Formation of the Proposed JV. Pursuant to the Formation Agreement, Company Sub will contribute $250.0 million in cash and approximately 15.6 million shares of common stock (valued at $197.0 million) of the Company to the Proposed JV. BAM and the Transferring Partnerships will transfer approximately 1,427 towers along with related assets and liabilities to the Proposed JV. The Proposed JV will borrow $180.0 million under a committed $250.0 million revolving credit facility. The joint venture will make a $380.0 million cash distribution to BAM.

  Concurrently with the formation of the joint venture, BAM and the Proposed JV will enter into a master build-to-suit agreement (the "Build-to-Suit Agreement"), a global lease agreement (the "Global Lease") and a transitional services agreement and the Company and the Proposed JV will enter into a services agreement.

  Terms and Conditions. In connection with its contribution of assets and liabilities to the Proposed JV, BAM is making certain representations and warranties to the Proposed JV concerning the contributed assets and liabilities. In general, the Proposed JV will have until June 30, 2000, to raise any claims for indemnification for breaches of the representations and warranties by BAM. However, BAM's indemnification obligations are subject to a number of significant limitations including a per occurrence deductible of $25,000, an aggregate deductible of $7.5 million and an absolute cap of $195.0 million.

  The formation of the Proposed JV is subject to a number of significant conditions. These conditions include:

  . accuracy of the representations and warranties of BAM and the Company;

  . receipt of bank financing by the Proposed JV;

  . receipt of certain third party consents required for the transfer of the tower assets to the Proposed JV;

  . receipt of regulatory approvals;

  . absence of litigation;

  . receipt of certain environmental studies; and

  . absence of any material adverse effect with respect to the business, assets, operations, conditions (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole.

There can be no assurance that these conditions will be satisfied or waived. If they are not satisfied or waived, the Proposed JV may not be formed on the terms described in this document or at all.

Build-to-Suit Agreement

  In connection with the formation of the Proposed JV, BAM and the Proposed JV will enter into the Build-to-Suit Agreement. Pursuant to the Build-to-Suit Agreement and subject to certain conditions, BAM and the Proposed JV have agreed that (i) the next 500 towers to be built for BAM's wireless communications business will be constructed and owned by the Proposed JV and (ii) immediately thereafter the Proposed JV will have a right of first refusal to construct the next 200 additional towers to be built for BAM. BAM is required to submit these 700 site proposals to the Proposed JV during the five-year period following the formation of the joint venture; however, the five-year period will be extended for additional one-year periods, until 700 site proposals are submitted to the Proposed JV. The Proposed JV will be required to build towers in the general vicinity of the locations proposed by BAM. Upon completion of a tower, it will become subject to the Global Lease (as discussed below). Space not leased by BAM or its affiliates on each tower is available for lease by the Proposed JV to third parties.

  The Build-to-Suit Agreement sets out various time periods for BAM to identify its tower needs within certain search areas, and for the Proposed JV to locate sites and to thereafter complete site acquisition and development work, including permitting and construction.

Global Lease

  In connection with the formation of the Proposed JV, BAM and the Proposed JV will enter into the Global Lease. All of the approximately 1,427 towers to be acquired by the Proposed JV from BAM and the Transferring Partnerships pursuant to the Formation Agreement, and all towers constructed by the Proposed JV pursuant to the Build-to-Suit Agreement, will be governed by the Global Lease. The average monthly rent on the 1,427 towers contributed to the Proposed JV by BAM will be approximately $1,850. Minimum monthly rents on the towers built pursuant to the Build-to-Suit Agreement will range from $1,250 to $1,833 depending on the region in which the tower is located. These rents may increase based on the amount of BAM's equipment to be installed at a site. Rents are subject to annual increase based on the consumer price index, subject to certain adjustments. For all sites, the initial lease term is ten years. BAM has the right to extend any lease for three additional five-year terms and one additional term of four years and eleven months. Each lease will automatically renew for an optional term unless BAM notifies the Proposed JV at least six months before the then current term expires. Space not leased by BAM or its affiliates on each tower is available for lease by the Proposed JV to third parties.

Operating Agreements

  In connection with the formation of the Proposed JV, BAM and Company Sub would enter into limited liability company operating agreements that will establish and govern the limited liability companies comprising the Proposed JV.

  Governance. The business and affairs of the Proposed JV will be managed by its managers under the supervision of a board of representatives. Each manager will be selected by Company Sub. Members of the board of representatives will be selected by each of BAM and Company Sub in proportion to their ownership interests in the Proposed JV. The board of representatives initially will have six members, with two selected by BAM and four selected by Company Sub. So long as BAM maintains at least a 5.0% interest in the Proposed JV, it will maintain the right to designate at least one member of the board of representatives.

  The managers will operate the Proposed JV on a day-to-day basis. In general, the managers will have the power and authority to take all necessary or appropriate actions to conduct the Proposed JV's business in accordance with its then current business plan. Actions requiring the approval of the board of representatives generally will be authorized upon the affirmative vote of a majority of the members of the board of representatives. However, the following actions will require the mutual consent of BAM and Company Sub, either by written consent or by the approval of representatives of each of BAM and Company Sub at a meeting of the board of representatives:

  . engaging in any business other than owning, acquiring, constructing, leasing and operating communications towers in the United States;

  . taking any voluntary action that would cause the Proposed JV to be insolvent or voluntarily entering into a bankruptcy proceeding;

  . incurring any debt other than (i) the revolving credit facility (the
    "Proposed JV Credit Facility") proposed to be entered into by the Proposed JV and committed to by Key Corporate Capital Inc. and (ii) ordinary course trade payables;

  . incurring any liens;

  . issuing any additional equity interests in the Proposed JV;

  . becoming liable with respect to contingent obligations such as guarantees or the obligation to make take-or-pay or similar payments;

  . failing to preserve the Proposed JV's existence under Delaware law or its qualification to do business in each jurisdiction in which such qualification is necessary or desirable;

  . mergers or consolidations;

  . sales of assets outside the ordinary course;

  . entry into contracts with affiliates except in the ordinary course and on an arm's-length basis;

  . any dividends or distributions; provided, if the Proposed JV has been dissolved and the Proposed JV Credit Facility has been repaid in full, BAM's consent will not be required;

  . the determination of the methodology to be used in calculating payments under the management agreement and the services agreement pursuant to which the Company will manage and provide services to the Proposed JV;

  . approval of the business plan;

  . entry into contracts that (1) restrict the business activities of the Proposed JV in any geographic area, (2) contain exclusivity provisions,
    (3) are inconsistent with any of the agreements entered into in connection with the formation of the Proposed JV or (4) provide for the purchase or sale of goods or services involving an amount in excess of $10.0 million per year; and

  . exercising any voting rights with respect to the shares of common stock of the Company held by the Proposed JV; provided, if BAM and Company Sub do not agree as to how the shares should be voted, the shares will be voted pro rata with all shares of Common Stock of the Company voted on the matter.

   Restrictions on Transfers of Interests; Rights of First Refusal; Tag-Along Rights. Except for transfers to wholly owned affiliates, neither BAM nor Company Sub may transfer its interest in the Proposed JV to a third party unless it first offers its interest to the other on terms and conditions, including price, no less favorable than the terms and conditions on which it proposes to sell its interest to the third party. In addition, if BAM or Company Sub wishes to transfer its interest in the Proposed JV to a third party, the other party will have the right to require the third party, as a condition to the sale, to purchase a pro rata portion of its interest in the Proposed JV on the same terms and conditions, including price. BAM may only transfer its 0.001% interest in the operating subsidiary of the Proposed JV to its wholly owned affiliates or in connection with a merger or consolidation transaction to which BAM or Bell Atlantic Corporation is a party.

  Dissolution of the Proposed JV. BAM and the Company have agreed that upon a dissolution of the Proposed JV, in satisfaction of their respective interests in the Proposed JV, the Company would receive all the assets and liabilities of the Proposed JV other than the approximately 15.6 million shares of its common stock held by the Proposed JV and BAM would receive all of the shares of common stock of the Company held by the Proposed JV and a payment from the Company, equal to 14.0% of the fair market value of the assets and liabilities of the joint venture (other than the Company's common stock), to be made in cash or common stock of the Company (as elected by the Company). BAM would continue to retain its 0.001% interest in the joint venture's operating subsidiary. For so long as it retains such interest, the operations formerly included in the Proposed JV would remain subject to the operating restrictions set forth under "-- Governance". A dissolution of the Proposed JV may be triggered (1) by BAM at any time following the third anniversary of the formation of the Proposed JV and (2) by the Company at any time following the fourth anniversary of its formation; however, if the Company triggers the dissolution prior to the seventh anniversary, it may be required to make additional cash payments to BAM.

Transitional Services Agreement; Services Agreement

  In connection with the formation of the Proposed JV, BAM and the Proposed JV are expected to enter into a transitional services agreement pursuant to which BAM will provide the Proposed JV with services necessary to ensure a smooth transition of the business to the Proposed JV. In addition, the Company and the Proposed JV are expected to enter into the services agreement pursuant to which the Company will provide the Proposed JV with certain services.

  A copy of the press release issued by CCIC and BAM on December 9, 1998 with respect to the Proposed JV is attached hereto as Exhibit 99.2 and is incorporated herein by reference. A copy of the Formation Agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

LIQUIDITY AND CAPITAL RESOURCES

  As of September 30, 1998, after giving pro forma effect to the Offering, the Company would have had consolidated cash and cash equivalents of $322.3 million (including $18.2 million at CTI), consolidated long-term debt of $425.3 million, consolidated redeemable preferred stock of $200.0 million and consolidated stockholders' equity of $745.1 million. In addition, on December 8, 1998, the Company entered into a Formation Agreement with BAM in which the Company agreed to contribute $250.0 million in cash to the Proposed JV. As of September 30, 1998, after giving pro forma effect to the Offering and the Proposed JV, the Company would have had consolidated cash and cash equivalents of $114.0 million (including $18.2 million at CTI), consolidated long-term debt of $605.3 million, consolidated redeemable preferred stock of $200.0 million and consolidated stockholders' equity of $942.1 million.

  As of November 1, 1998, CCI and its subsidiaries had no significant unused borrowing availability under the Senior Credit Facility, and CTI had unused borrowing availability under the CTI Credit Facility of approximately (Pounds)30.0 million ($51.0 million). As of September 30, 1998, after giving pro forma effect to the Offering, CCI and its subsidiaries and CTI and its subsidiaries would have had approximately $ 73.9 million and (Pounds)30.0 million ($51.0 million) of unused borrowing availability, respectively, under the Senior Credit Facility and the CTI Credit Facility. At formation of the joint venture, the Proposed JV will borrow $180.0 million under a committed $250.0 million credit facility. The Senior Credit Facility and the CTI Credit Facility require, and the Proposed JV Credit Facility will require, that the respective borrowers maintain certain financial covenants; in addition, all three credit facilities place restrictions on the ability of the Company and its subsidiaries to, among other things, incur debt and liens, pay dividends, make capital expenditures, undertake transactions with affiliates and make investments. These facilities also limit the ability of the Company's subsidiaries to pay dividends to CCIC.

  The Company's business strategy contemplates substantial capital expenditures in connection with (i) the expansion of its tower footprints by partnering with wireless communications carriers to assume ownership of their existing towers and by pursuing build-to-suit opportunities and (ii) to acquire existing transmission networks globally as opportunities arise. The exact amount of such capital expenditures will depend on the number of such opportunities that the Company is able to successfully consummate. In addition to the Proposed JV, the Company is currently pursuing other potential significant acquisitions, investments and joint venture opportunities that could require the Company to use all remaining proceeds of this Offering and to raise additional debt or equity financing in the near term. However, there can be no assurance that the Company will consummate any of these transactions in the near term or at all.

  In addition, the Company anticipates that it will build, through the end of 1999, approximately 600 towers in the United States at a cost of approximately $135.0 million and approximately 200 towers in the United Kingdom at a cost of approximately $23.0 million. The Company also expects that the capital expenditure requirements related to the roll-out of digital broadcast transmission in the United Kingdom will be approximately (Pounds)110.0 million ($187.0 million). Capital expenditures were $77.7 million for the nine months ended September 30, 1998, of which $3.4 million was for CCIC, $62.1 million was for Crown and $12.2 million was for CTI. On a pro forma basis after giving effect to the Proposed JV, capital expenditures (excluding acquisitions) would have been $74.1 million for the year ended December 31, 1997 (of which $3.4 million would have been for CCIC and TEA, $27.1 million would have been for Crown, $17.6 million would have been for the Proposed JV and $26.0 million would have been for CTI), and $140.0 million for the nine months ended September 30, 1998 (of which $3.4 million would have been for CCIC, $62.1 million would have been for Crown, $2.5 million would have been for the Proposed JV and $72.0 million would have been for CTI). The Company has budgeted capital expenditures (excluding acquisitions) of $62.0 million for the three months ended December 31, 1998 and $337.0 million for the fiscal year ended December 31, 1999 (of which $37.0 million is budgeted for the Proposed JV).

  To fund the execution of the Company's business strategy, the Company and its subsidiaries expect to use the net proceeds of the Offering, the borrowings available under the Senior Credit Facility, the borrowings available under the CTI Credit Facility and the remaining net proceeds from the 1997 Notes Offering and the initial public offering of the Company's Common Stock (the "IPO"). Whether the Company utilizes the Senior Credit Facility and the CTI Credit Facility to finance expansion opportunities will depend upon a number of factors, including (i) the attractiveness of the opportunities, (ii) the time frame in which they are identified, (iii) the number of pre-existing projects to which the Company is committed and (iv) the Company's liquidity at the time of any potential opportunity. In the event the Company does not otherwise have cash available (from the net proceeds of the 1997 Notes Offering, the IPO, this Offering or otherwise), or borrowings under the Senior Credit Facility or the CTI Credit Facility have otherwise been utilized, when an opportunity arises, the Company would be forced to seek additional debt or equity financing or to forego the opportunity. In the event the Company determines to seek additional debt or equity financing, there can be no assurance that any such financing will be available (on commercially acceptable terms or at all) or permitted by the terms of the Company's existing indebtedness. To the extent the Company is unable to finance future capital expenditures, it will be unable to achieve its currently contemplated business strategy.

  For the nine months ended September 30, 1997 and 1998, the Company's net cash provided by (used for) operating activities was ($2.1 million) and $3.4 million, respectively. For the years ended December 31, 1995, 1996 and 1997, the Company's net cash provided by (used for) operating activities was $1.7 million ($0.5 million) and ($0.6 million), respectively. Since its inception, the Company has generally funded its activities (other than its acquisitions and investments) through excess proceeds from contributions of equity capital. The Company has financed its acquisitions and investments with the proceeds from equity contributions, borrowings under the Senior Credit Facility and the issuance of promissory notes to sellers. Since its inception, CTI has generally funded its activities (other than the acquisition of the BBC Home Service Transmission business from the BBC (the "BBC Home Service Transmission Business")) through cash provided by operations and borrowings under the CTI Credit Facility. CTI financed the acquisition of the BBC Home Service Transmission Business with the proceeds from equity contributions and the issuance of the CTI Bonds.

  On August 18, 1998, the Company consummated the IPO at a price to the public of $13 per share. The Company sold 12,320,000 shares of its common stock and received proceeds of $151.0 million (after underwriting discounts of $9.1 million but before other expenses of the IPO, which are expected to total approximately $3.8 million). The net proceeds from the IPO were contributed to an unrestricted subsidiary and are currently invested in short-term investments.

  On August 18, 1998, the Company consummated a share exchange with certain shareholders of CTI, which increased the Company's ownership of CTI from approximately 34.3% to 80.0%. The Company issued 20,867,700 shares of its Common Stock and 11,340,000 shares of its Class A Common Stock, with such shares valued at an aggregate of $418.7 million (based on the price per share to the public in the IPO). The Company recognized goodwill of $343.9 million in connection with this transaction, which was accounted for as an acquisition using the purchase method. CTI's results of operations and cash flows are included in the consolidated financial statements for the period subsequent to the date the exchange was consummated.

  In July 1998, all of the holders of the Company's Senior Convertible Preferred Stock converted such shares into an aggregate of 9,629,200 shares of the Company's common stock. Upon consummation of the IPO, all of the holders of the Company's then-existing shares of Class A Common Stock, Class B Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock converted such shares into an aggregate of 39,842,290 shares of the Company's common stock.

  In August and October of 1997, CCIC issued shares of its Senior Convertible Preferred Stock for aggregate net proceeds of $29.3 million and $36.5 million, respectively. The proceeds from the August issuance were used to make a $25.0 million payment as part of the cash purchase price for the Crown Merger. On October 31, 1997, the Company entered into an amendment to the Senior Credit Facility. As amended, the Senior Credit Facility provides for available borrowings of $100.0 million and expires on December 31, 2004. On October 31, 1997, in connection with the October Refinancing, new borrowings under the Senior Credit Facility of $94.7 million, along with the proceeds from the October issuance of the Senior Convertible Preferred Stock, were used to repay the seller note issued in connection with the Crown Merger, to repay loans outstanding under a credit agreement at CCI and to pay related fees and expenses.

  CCIC used the net proceeds from the 1997 Notes Offering to repay substantially all of its outstanding indebtedness, including borrowings under the Senior Credit Facility, and to pay related fees and expenses. The balance of the net proceeds from the 1997 Notes Offering is being used for general corporate purposes.

  On October 8, 1998, the Company acquired all of the outstanding shares of Millennium Communications Limited ("Millennium") for aggregate consideration of $14.5 million, consisting of cash, CCIC common stock and the assumption of indebtedness. Millennium develops, owns and operates telecommunications towers and related assets in the United Kingdom. On the date of acquisition, Millennium owned 102 tower sites. Millennium is being operated as a subsidiary of CTI.

  On February 28, 1997, CTI used the proceeds from equity contributions and borrowings under the CTI Credit Facility to finance the acquisition of the BBC Home Service Transmission Business. On May 21, 1997, CTI used the net proceeds from the sale of the CTI Bonds to repay substantially all of the outstanding borrowings under the CTI Credit Facility. On July 17, 1998, the lenders (acting through Credit Suisse First Boston, as agent) under the CTI Credit Facility waived a provision in the CTI Credit Facility that would have required the repayment of the CTI Credit Facility concurrently with the listing of the Company's Common Stock.

  Prior to May 15, 2003, the Company's interest expense on the Notes will be comprised solely of the amortization of original issue discount. Thereafter, the Notes will require annual cash interest payments of approximately $26.7 million. Annual cash interest payments on the CTI Bonds are (Pounds)11.25 million ($19.1 million). In addition, the Senior Credit Facility and the CTI Credit Facility will require periodic interest payments on amounts borrowed thereunder. The Company's ability to make scheduled payments of principal of, or to pay interest on, its debt obligations, and its ability to refinance any such debt obligations (including the Notes and the CTI Bonds), will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control.

  As discussed above, the Company's business strategy contemplates substantial acquisitions and capital expenditures in connection with the expansion of its tower footprints. There can be no assurance that the Company will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings, equity contributions or loans from affiliates will be available in an amount sufficient to service its indebtedness and make anticipated capital expenditures. The Company anticipates that it may need to refinance all or a portion of its indebtedness (including the Notes and the CTI Bonds) on or prior to its scheduled maturity. There can be no assurance that the Company will be able to effect any required refinancings of its indebtedness (including the Notes and the CTI Bonds) on commercially reasonable terms or at all.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on the historical financial statements of CCIC and the historical financial statements of the entities acquired by CCIC (including TEA and Crown) during the periods presented, adjusted to give effect to the following transactions (collectively, the "Transactions"): (i) the CTI Investment, (ii) the TEA Acquisition, (iii) the acquisition of TeleStructures (the "TeleStructures Acquisition"), (iv) the Crown Merger (together with the acquisitions described in clauses (i), (ii) and (iii), the "Historical Acquisitions"), (v) the 1997 Refinancing, (vi) the Roll-Up, (vii) the IPO, (viii) the Senior Preferred Conversion, (ix) the Offering and (x) the Proposed JV.

  The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 gives effect to the Transactions as if they had occurred as of January 1, 1997, and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1998 gives effect to the Roll-Up, the IPO, the Senior Preferred Conversion, the Offering and the Proposed JV as if they had occurred as of January 1, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the Offering and the Proposed JV as if they had occurred as of September 30, 1998. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

  Included in the notes accompanying the Pro Forma Financial Statements are tables summarizing the unaudited pro forma results of operations and balance sheet for CCIC and its Restricted Subsidiaries (as defined in the Indenture governing the Notes, the "Indenture"); such group of companies is hereinafter referred to as the "Restricted Group". The Restricted Group excludes CTI and the Proposed JV, both of which are designated as Unrestricted Subsidiaries (as defined in the Indenture).

  The Pro Forma Financial Statements do not purport to represent what CCIC's results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates or to project CCIC's results of operations or financial condition for any future date or period.

  The Historical Acquisitions, the Roll-Up and the Proposed JV are accounted for under the purchase method of accounting. The total purchase price for each Historical Acquisition, the Roll-Up and the Proposed JV have been allocated to the identifiable tangible and intangible assets and liabilities of the applicable acquired business based upon CCIC's preliminary estimate of their fair values with the remainder allocated to goodwill and other intangible assets. The allocations of the purchase prices are subject to revision when additional information concerning asset and liability valuations is obtained; however, the Company does not expect that any such revisions will have a material effect on its consolidated financial position or results of operations. The Company has recorded the purchase price for the Roll-Up based on (i) the number of shares of CCIC's Common Stock and Class A Common Stock exchanged for shares of CTI 's capital stock and (ii) the price per share received by CCIC from the IPO.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1997
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     PRO FORMA
                                                                                                        FOR
                                              ADJUSTMENTS        PRO                                HISTORICAL
                                                  FOR         FORMA FOR                            ACQUISITIONS,
                           HISTORICAL          HISTORICAL     HISTORICAL             ADJUSTMENTS       1997
                    ------------------------- ACQUISITIONS   ACQUISITIONS HISTORICAL     FOR       REFINANCING,  ADJUSTMENTS
                                HISTORICAL      AND 1997       AND 1997      CTI     ROLL-UP AND    ROLL-UP AND      FOR
                    CCIC(A)   ACQUISITIONS(A) REFINANCING    REFINANCING     (J)         IPO            IPO       OFFERING
                    --------  --------------- ------------   ------------ ---------- -----------   ------------- -----------
Net revenues:
 Site rental and
 broadcast
 transmission.....  $ 11,010      $ 4,550       $    --        $ 15,560    $110,922    $   --        $126,482     $    --
 Network services
 and other........    20,395       21,964         (1,068)(b)     41,291      13,558       (395)(k)     54,454          --
                    --------      -------       --------       --------    --------    -------       --------     --------
  Total net
  revenues........    31,405       26,514         (1,068)        56,851     124,480       (395)       180,936          --
                    --------      -------       --------       --------    --------    -------       --------     --------
Operating
expenses:
 Costs of
 operations:
 Site rental and
 broadcast
 transmission.....     2,213        1,421            --           3,634      53,806        --          57,440          --
 Network services
 and other........    13,137       13,303         (1,134)(c)     25,306       5,990        --          31,296          --
 General and
 administrative...     6,824        4,430            --          11,254       9,124       (395)(k)     19,983          --
 Corporate
 development......     5,731           --         (2,224)(d)      3,507         --         --           3,507          --
 Depreciation and
 amortization.....     6,952        1,058          5,179 (e)     13,189      34,627     17,138 (l)     64,954          --
                    --------      -------       --------       --------    --------    -------       --------     --------
                      34,857       20,212          1,821         56,890     103,547     16,743        177,180          --
                    --------      -------       --------       --------    --------    -------       --------     --------
Operating income
(loss)............    (3,452)       6,302         (2,889)           (39)     20,933    (17,138)         3,756          --
Other income
(expense):
 Equity in losses
 of unconsolidated
 affiliate........    (1,138)          --           (136)(f)     (1,274)        --       1,274(m)         --           --
 Interest and
 other income
 (expense)........     1,951          (17)        (1,165)(g)        769         552        --           1,321          --
 Interest expense
 and amortization
 of deferred
 financing costs..    (9,254)        (943)        (7,638)(h)    (17,835)    (20,473)       --         (38,308)         --
                    --------      -------       --------       --------    --------    -------       --------     --------
Income (loss)
before income
taxes and minority
interests.........   (11,893)       5,342        (11,828)       (18,379)      1,012    (15,864)       (33,231)         --
Provision for
income taxes......       (49)          (1)           --             (50)        --         --             (50)         --
Minority
interests.........       --            --            --             --          --      (1,320)(n)     (1,320)         --
                    --------      -------       --------       --------    --------    -------       --------     --------
Net income
(loss)............   (11,942)       5,341        (11,828)       (18,429)      1,012    (17,184)       (34,601)         --
Dividends on
Preferred Stock...    (2,199)          --         (6,134)(i)     (8,333)        --       8,333 (o)        --       (24,011)(p)
                    --------      -------       --------       --------    --------    -------       --------     --------
Net income (loss)
after deduction of
dividends on
Preferred Stock...  $(14,141)     $ 5,341       $(17,962)      $(26,762)   $  1,012    $(8,851)      $(34,601)    $(24,011)
                    ========      =======       ========       ========    ========    =======       ========     ========

Loss per common
 share-basic and
 diluted..........  $  (2.27)                                                                        $  (0.37)
                    ========                                                                         ========

Common shares
 outstanding-
 basic and diluted
 (in thousands)...     6,238                                                                           93,988
                    ========                                                                         ========






                                                          PRO
                                                         FORMA
                                                          FOR
                      PRO                               OFFERING
                     FORMA    HISTORICAL ADJUSTMENTS      AND
                      FOR      PROPOSED      FOR        PROPOSED
                    OFFERING    JV(Q)    PROPOSED JV       JV
                    --------- ---------- -------------- ---------
Net revenues:
 Site rental and
 broadcast
 transmission.....  $126,482   $  6,480   $ 27,812 (r)  $160,774
 Network services
 and other........    54,454         --         --        54,454
                    --------- ---------- -------------- ---------
  Total net
  revenues........   180,936      6,480     27,812       215,228
                    --------- ---------- -------------- ---------
Operating
expenses:
 Costs of
 operations:
 Site rental and
 broadcast
 transmission.....    57,440     15,131         -- (s)    72,571
 Network services
 and other........    31,296         --         --        31,296
 General and
 administrative...    19,983         --         -- (s)    19,983
 Corporate
 development......     3,507         --         --         3,507
 Depreciation and
 amortization.....    64,954      7,221     22,405 (t)    94,580
                    --------- ---------- -------------- ---------
                     177,180     22,352     22,405       221,937
                    --------- ---------- -------------- ---------
Operating income
(loss)............     3,756    (15,872)     5,407        (6,709)
Other income
(expense):
 Equity in losses
 of unconsolidated
 affiliate........       --         --         --            --
 Interest and
 other income
 (expense)........     1,321        --         --          1,321
 Interest expense
 and amortization
 of deferred
 financing costs..   (38,308)       --     (17,711)(u)   (56,019)
                    --------- ---------- -------------- ---------
Income (loss)
before income
taxes and minority
interests.........   (33,231)   (15,872)   (12,304)      (61,407)
Provision for
income taxes......       (50)       --         --            (50)
Minority
interests.........    (1,320)       --       7,205 (v)     5,885
                    --------- ---------- -------------- ---------
Net income
(loss)............   (34,601)   (15,872)    (5,099)      (55,572)
Dividends on
Preferred Stock...   (24,011)       --         --        (24,011)
                    --------- ---------- -------------- ---------
Net income (loss)
after deduction of
dividends on
Preferred Stock...  $(58,612)  $(15,872)  $ (5,099)     $(79,583)
                    ========= ========== ============== =========

Loss per common
 share-basic and
 diluted..........  $  (0.62)                           $  (0.73)
                    =========                           =========

Common shares
 outstanding-
 basic and diluted
 (in thousands)...    93,988                             109,563(x)
                    ========                            ========

     See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                  Operations

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          PRO                                                        PRO FORMA
                                         ADJUSTMENTS     FORMA                     PRO                                  FOR
                         HISTORICAL          FOR          FOR     ADJUSTMENTS     FORMA    HISTORICAL ADJUSTMENTS   OFFERING AND
                      -----------------  ROLL-UP AND    ROLL-UP       FOR          FOR      PROPOSED      FOR         PROPOSED
                        CCIC    CTI(J)       IPO        AND IPO    OFFERING      OFFERING    JV(Q)    PROPOSED JV        JV
                      --------  -------  -----------    --------  -----------    --------  ---------- -----------   ------------
Net revenues:
 Site rental and
  broadcast
  transmission......  $ 28,456  $84,714   $     --      $113,170   $     --      $113,170   $  8,302    $22,986 (r)   $144,458
 Network services
  and other.........    23,805   12,514       (265)(k)    36,054         --        36,054         --         --         36,054
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
  Total net
   revenues.........    52,261   97,228       (265)      149,224         --       149,224      8,302     22,986        180,512
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
Operating expenses:
 Costs of
  operations:
 Site rental and
  broadcast
  transmission......     8,398   35,901         --        44,299         --        44,299     12,285         -- (s)     56,584
 Network services
  and other.........    14,234    7,916         --        22,150         --        22,150         --         --         22,150
 General and
  administrative....    15,022    5,265       (265)(k)    20,022         --        20,022         --         -- (s)     20,022
 Corporate
  development.......     2,838        8         --         2,846         --         2,846         --         --          2,846
 Non-cash
  compensation
  charges...........    11,361    3,831         --        15,192         --        15,192         --         --         15,192
 Depreciation and
  amortization......    17,105   25,684     11,463 (l)    54,252         --        54,252      6,206     16,013 (t)     76,471
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
                        68,958   78,605     11,198       158,761         --       158,761     18,491     16,013        193,265
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
Operating income
 (loss).............   (16,697)  18,623    (11,463)       (9,537)        --        (9,537)   (10,189)     6,973        (12,753)
Other income
 (expense):
 Equity in earnings
  of unconsolidated
  affiliate.........     2,055       --     (2,055)(m)        --         --            --         --         --             --
 Interest and other
  income (expense)..     2,293      725         --         3,018         --         3,018         --         --          3,018
 Interest expense
  and amortization
  of deferred
  financing costs...   (17,581) (13,378)        --       (30,959)     2,587 (w)   (28,372)        --    (13,283)(u)    (41,655)
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
Income (loss) before
 income taxes and
 minority
 interests..........   (29,930)   5,970    (13,518)      (37,478)     2,587       (34,891)   (10,189)    (6,310)       (51,390)
Provision for income
 taxes..............      (218)      --         --          (218)        --          (218)        --         --           (218)
Minority interests..      (328)      --     (1,194)(n)    (1,522)        --        (1,522)        --      3,659 (v)      2,137
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
Net income (loss)...   (30,476)   5,970    (14,712)      (39,218)     2,587       (36,631)   (10,189)    (2,651)       (49,471)
Dividends on
 Preferred Stock....    (4,348)      --      4,348 (o)        --    (17,751)(p)   (17,751)        --         --        (17,751)
                      --------  -------   --------      --------   --------      --------   --------    -------       --------
Net income (loss)
 after deduction of
 dividends on
 Preferred Stock....  $(34,824) $ 5,970   $(10,364)     $(39,218)  $(15,164)     $(54,382)  $(10,189)   $(2,651)      $(67,222)
                      ========  =======   ========      ========   ========      ========   ========    =======       ========
Loss per common
 share - basic
 and diluted.......   $  (1.38)                         $  (0.42)                $  (0.58)                            $  (0.61)
                      ========                          ========                 ========                             ========
Common shares
 outstanding -
 basic and
 diluted
 (in thousands)....     25,262                            93,990                   93,990                             109,565(x)
                        ======                            ======                   ======                             ==========


     See Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                   Operations

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

(a) The historical results of operations for each of the entities acquired by CCIC in the Historical Acquisitions are included in CCIC's historical results of operations for the period from their respective dates of acquisition through the end of the period presented. The historical results of operations presented for each of the acquired entities are their pre-acquisition results of operations. Set forth below are the respective dates of each Historical Acquisition:

     COMPANY                                                     DATE
     -------                                                     ----
     TEA........................................................ May 12, 1997
     TeleStructures............................................. May 12, 1997
     Crown...................................................... August 15, 1997

(b) Reflects the following adjustments to net revenues:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
     Elimination of intercompany sales between TEA and
      TeleStructures.........................................      $(1,134)
     Addition of management fee payable to CCIC from CTI for
      the portion of the period preceding the CTI
      Investment(i)..........................................           66
                                                                   -------
        Total adjustments to net revenues....................      $(1,068)
                                                                   =======

    --------
    (i) The CTI Investment was consummated on February 28, 1997. Management fees received by CCIC during the period subsequent to the CTI Investment are reflected in CCIC's historical results of operations.

(c) Reflects the elimination of intercompany transactions between TEA and TeleStructures.

(d) Reflects the elimination of (i) nonrecurring cash bonus awards of $913 paid to certain executive officers in connection with the CTI Investment and (ii) a nonrecurring cash charge of $1,311 related to the purchase by CCIC of shares of Class B Common Stock from CCIC's former chief executive officer in connection with the CTI Investment.

(e) Reflects the incremental amortization of goodwill and other intangible assets and the incremental depreciation of property and equipment as a result of the Historical Acquisitions. Goodwill is being amortized over twenty years and other intangible assets (primarily existing contracts) are being amortized over ten years.

(f) Reflects equity accounting adjustments to include CCIC's percentage in CTI's losses for the preinvestment period.

(g) Reflects the elimination of a nonrecurring success fee received by CCIC in connection with the CTI Investment.

(h) Reflects (i) additional interest expense of $5,291 attributable to the seller notes issued in connection with the Crown Merger and the TEA Acquisition and borrowings under the Senior Credit Facility prior to October 31, 1997 at interest rates ranging from 8.0% to 11.0%, and (ii) net increase in interest expense of $4,267 as a result of the issuance of the Notes in connection with the 1997 Refinancing at an interest rate on the Notes of 10.625% per annum. The adjustment also includes the elimination of $1,920 of nonrecurring financing fees charged to interest expense in September and October of 1997. Such fees related to an unfunded interim loan facility related to the Crown Merger and an unfunded revolving credit facility.

(i) Reflects additional dividends attributable to the Senior Convertible Preferred Stock prior to the dates of issuance.

(j) Reflects the historical results of operations of CTI (under U.S. GAAP) for the periods prior to the consummation of the Roll-Up in August 1998. Such results have been translated from pounds sterling to U.S. dollars at the average Noon Buying Rate for the period.

(k) Reflects the elimination of management fees payable to CCIC from CTI.

(l) Reflects the incremental amortization of goodwill as a result of the Roll-Up. Goodwill is being amortized over twenty years.

(m) Reflects the elimination of equity accounting adjustments to include CCIC's percentage in CTI's earnings and losses.

(n) Reflects the minority interest in dividends accrued on CTI's Redeemable Preference Shares.

(o) Reflects decrease in dividends attributable to the conversion of the outstanding shares of Senior Convertible Preferred Stock into shares of Common Stock in the Senior Preferred Conversion.

(p) Reflects dividends attributable to the Exchangeable Preferred Stock issued in the Offering.

(q) Reflects the historical results of operations of the tower operations to be contributed to the Proposed JV.

(r) Reflects additional revenues to be recognized by the Proposed JV pursuant to the Global Lease and the Formation Agreement.

(s) CCIC expects that the Proposed JV will incur incremental operating expenses as a stand-alone entity. Such incremental expenses are currently estimated to amount to approximately $5.2 million per year.

(t) Reflects the incremental depreciation of property and equipment as a result of the Proposed JV.

(u) Reflects additional interest expense attributable to borrowings under a credit facility to be entered into by the Proposed JV. Such borrowings are initially estimated to incur interest at a rate of 9.25%.

(v) Reflects the minority partner's 37.7% interest in the Proposed JV's operations.

(w) Reflects decrease in interest expense attributable to the repayment of borrowings under the Senior Credit Facility from a portion of the net proceeds of the Offering.

(x) Includes 15,575,046 shares of the Company's common stock, which is expected to be issued to the Proposed JV upon the formation of the Proposed JV.

  The following tables summarize the unaudited pro forma results of operations for the Restricted Group. Such information is not intended as an alternative measure of operating results as determined in accordance with generally accepted accounting principles.

                                     YEAR ENDED DECEMBER 31, 1997              NINE MONTHS ENDED SEPTEMBER 30, 1998
                             --------------------------------------------- ---------------------------------------------
                                                                RESTRICTED                                    RESTRICTED
                               PRO                   EXCLUSION  GROUP PRO    PRO                   EXCLUSION  GROUP PRO
                              FORMA    EXCLUSION OF OF CERTAIN    FORMA     FORMA    EXCLUSION OF OF CERTAIN    FORMA
                               FOR     UNRESTRICTED ADJUSTMENTS    FOR       FOR     UNRESTRICTED ADJUSTMENTS    FOR
                             OFFERING   SUBSIDIARY  FOR ROLL-UP  OFFERING  OFFERING  SUBSIDIARIES FOR ROLL-UP  OFFERING
                             --------  ------------ ----------- ---------- --------  ------------ ----------- ----------
   Net revenues:
    Site rental and
     broadcast
     transmission.........   $126,482   $(110,992)    $    --    $ 15,560  $113,170    $(97,040)    $    --    $ 16,130
    Network services and
     other................     54,454     (13,558)         --      40,896    36,054     (14,456)         --      21,598
                             --------   ---------     -------    --------  --------    --------     -------    --------
      Total net revenues..    180,936    (124,480)         --      56,456   149,224    (111,496)         --      37,728
                             --------   ---------     -------    --------  --------    --------     -------    --------
   Operating expenses:
    Costs of operations:
      Site rental and
       broadcast
       transmission.......     57,440     (53,806)         --       3,634    44,299     (40,225)         --       4,074
      Network services and
       other..............     31,296      (5,990)         --      25,306    22,150      (9,847)         --      12,303
    General and
     administrative.......     19,983      (9,124)        395      11,254    20,022      (6,017)        265      14,270
    Corporate
     development..........      3,507          --          --       3,507     2,846          (8)         --       2,838
    Non-cash compensation
     charges..............         --          --          --          --    15,192      (5,808)         --       9,384
    Depreciation and
     amortization.........     64,954     (34,627)    (17,138)     13,189    54,252     (30,747)    (11,463)     12,042
                             --------   ---------     -------    --------  --------    --------     -------    --------
                              177,180    (103,547)    (16,743)     56,890   158,761     (92,652)    (11,198)     54,911
                             --------   ---------     -------    --------  --------    --------     -------    --------
   Operating income
    (loss)................      3,756     (20,933)     16,743        (434)   (9,537)    (18,844)     11,198     (17,183)
   Other income (expense):
    Interest and other
     income (expense).....      1,321        (552)         --         769     3,018      (1,632)         --       1,386
    Interest expense and
     amortization of
     deferred financing
     costs................    (38,308)     20,473          --     (17,835)  (28,372)     15,055          --     (13,317)
                             --------   ---------     -------    --------  --------    --------     -------    --------
   Income (loss) before
    income taxes and
    minority interests....    (33,231)     (1,012)     16,743     (17,500)  (34,891)     (5,421)     11,198     (29,114)
   Provision for income
    taxes.................        (50)         --          --         (50)     (218)         --          --        (218)
   Minority interests.....     (1,320)         --       1,320          --    (1,522)        328       1,194          --
                             --------   ---------     -------    --------  --------    --------     -------    --------
   Net income (loss)......    (34,601)     (1,012)     18,063     (17,550)  (36,631)     (5,093)     12,392     (29,332)
   Dividends on Preferred
    Stock.................    (24,011)         --          --     (24,011)  (17,751)         --          --     (17,751)
                             --------   ---------     -------    --------  --------    --------     -------    --------
   Net income (loss) after
    deduction of dividends
    on Preferred Stock....   $(58,612)  $  (1,012)    $18,063    $(41,561) $(54,382)   $ (5,093)    $12,392    $(47,083)
                             ========   =========     =======    ========  ========    ========     =======    ========

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                          PRO FORMA
                                     ADJUSTMENTS    PRO FORMA  HISTORICAL ADJUSTMENTS    FOR OFFERING
                          HISTORICAL     FOR           FOR      PROPOSED      FOR            AND
                             CCIC     OFFERING       OFFERING    JV(E)    PROPOSED JV    PROPOSED JV
                          ---------- -----------    ---------- ---------- -----------    ------------
ASSETS:
Current assets:
  Cash and cash
   equivalents..........  $  201,349  $121,000(a)   $  322,349  $    --    $(208,375)(f)  $  113,974
  Receivables...........      34,499        --          34,499       --           --          34,499
  Inventories...........       5,209        --           5,209       --           --           5,209
  Prepaid expenses and
   other current
   assets...............       2,883        --           2,883       48           --           2,931
                          ----------  --------      ----------  -------    ---------      ----------
    Total current
     assets.............     243,940   121,000         364,940       48     (208,375)        156,613
Property and equipment,
 net....................     544,486        --         544,486   84,089      508,424(g)    1,136,999
Investments in
 affiliates.............       2,221        --           2,221       --           --           2,221
Goodwill and other
 intangible assets,
 net....................     563,706        --         563,706       --           --         563,706
Deferred financing costs
 and other assets, net..      15,586        --          15,586       --        4,625(h)       20,211
                          ----------  --------      ----------  -------    ---------      ----------
                          $1,369,939  $121,000      $1,490,939  $84,137    $ 304,674      $1,879,750
                          ==========  ========      ==========  =======    =========      ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable......  $   30,271  $     --      $   30,271  $    --    $      --      $   30,271
  Other current
   liabilities..........      47,078        --          47,078       --           --          47,078
  Long-term debt,
   current maturities...          --        --              --       --           --              --
                          ----------  --------      ----------  -------    ---------      ----------
    Total current
     liabilities........      77,349        --          77,349       --           --          77,349
Long-term debt, less
 current maturities.....     494,324  (69,000)(b)      425,324       --      180,000(i)      605,324
Other liabilities.......       4,620        --           4,620       --           --           4,620
                          ----------  --------      ----------  -------    ---------      ----------
    Total liabilities...     576,293   (69,000)        507,293       --      180,000         687,293
                          ----------  --------      ----------  -------    ---------      ----------
Minority interests......      38,529        --          38,529       --       11,811(j)       50,340
Redeemable preferred
 stock..................         --    200,000 (c)     200,000      --           --          200,000
Stockholders' equity....     755,117   (10,000)(d)     745,117   84,137      112,863(k)      942,117
                          ----------  --------      ----------  -------    ---------      ----------
                          $1,369,939  $121,000      $1,490,939  $84,137    $ 304,674      $1,879,750
                          ==========  ========      ==========  =======    =========      ==========

     See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)


(a) Reflects the following adjustments to cash and cash equivalents:

     (1)  Increase resulting from the receipt of proceeds from the
           Offering.................................................. $ 200,000
     (2)  Decrease resulting from the payment of underwriting
           discounts and commissions and other fees and expenses
           related to the Offering...................................   (10,000)
     (3)  Decrease resulting from the repayment of borrowings under the Senior Credit Facility from a portion of the net
           proceeds of the Offering..................................   (69,000)
                                                                      ---------
          Total adjustments to cash and cash equivalents............. $ 121,000
                                                                      =========

(b) Reflects the repayment of borrowings under the Senior Credit Facility from a portion of the net proceeds of the Offering.

(c) Reflects the increase resulting from the receipt of proceeds from the Offering.

(d) Reflects the decrease resulting from the payment of underwriting discounts and commissions and other fees and expenses related to the Offering

(e) Reflects the historical amounts from the statement of net assets for the tower operations to be contributed to the Proposed JV.

(f) Reflects the following adjustments to cash and cash equivalents:

     (1)  Increase resulting from borrowings under a credit facility to be entered into by the
           Proposed JV............................................... $ 180,000
     (2)  Decrease resulting from distribution to minority partner...  (380,000)
     (3)  Decrease resulting from payment of defined financing costs for credit facility to be entered into by the Proposed
           JV........................................................    (4,625)
     (4)  Decrease resulting from payment of fees and expenses
           related to the Proposed JV................................... (3,750)
                                                                    ---------
        Total adjustments to cash and cash equivalents............. $(208,375)
                                                                    =========

(g) Reflects the increase in basis of property and equipment contributed to the Proposed JV by the minority partner.

(h) Reflects the deferred financing costs for the credit facility to be entered into by the Proposed JV.

(i) Reflects the borrowings under a credit facility to be entered into by the Proposed JV.

(j) Reflects the 37.7% minority interest in the Proposed JV.

(k) Reflects the following adjustments to stockholders' equity:

     (1)  Increase resulting from increase in basis of property and equipment contributed to the Proposed JV by the minority
           partner................................................... $ 508,424
     (2)  Decrease resulting from distribution to minority partner...  (380,000)
     (3)  Decrease resulting from minority interest..................   (11,811)
     (4)  Decrease resulting from payment of fees and expenses
           related to the Proposed JV................................... (3,750)
                                                                      ---------
          Total adjustments to stockholders' equity.................. $ 112,863
                                                                      =========

  The following table summarizes the adjustments for the Offering, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                          ADJUSTMENT REFERENCE
                                    --------------------------------
                                    (A)(1),(A)(2),(C),(D) (A)(3),(B)  TOTALS
                                    --------------------- ---------- ---------
       Cash and cash equivalents..        $ 190,000        $(69,000) $ 121,000
       Long-term debt, less cur-
        rent maturities...........               --          69,000     69,000
       Redeemable preferred
        stock.....................         (200,000)             --   (200,000)
       Stockholders' equity.......           10,000              --     10,000
                                          ---------        --------  ---------
                                          $      --        $     --  $      --
                                          =========        ========  =========

  The following table summarizes the adjustments for the Proposed JV, with increases to liabilities and stockholders' equity balances shown as negative amounts:

                                                ADJUSTMENT REFERENCE
                          ----------------------------------------------------------------
                                                                            (G)(J),(K)(1),
                          (F)(1),(I) (F)(2),(K)(2) (F)(3),(H) (F)(4),(K)(4)     (K)(3)      TOTALS
                          ---------- ------------- ---------- ------------- -------------- ---------
Cash and cash
 equivalents............   $180,000    $(380,000)   $(4,625)     $(3,750)     $      --    $(208,375)
Property and equipment,
 net....................         --           --         --           --        508,424      508,424
Deferred financing costs
 and other assets, net..         --           --      4,625           --             --        4,625
Long-term debt, less
 current maturities.....   (180,000)          --         --           --             --     (180,000)
Minority interests......         --           --         --           --        (11,811)     (11,811)
Stockholders' equity....         --      380,000         --        3,750       (496,613)    (112,863)
                           --------    ---------    -------      -------      ---------    ---------
                           $     --    $      --    $    --      $    --      $      --    $      --
                           ========    =========    =======      =======      =========    =========

  The following table summarizes the unaudited pro forma balance sheet for the Restricted Group. Such information is not intended as an alternative measure of financial position as determined in accordance with generally accepted accounting principles.

                                           AS OF SEPTEMBER 30, 1998
                          -----------------------------------------------------------
                                                                          RESTRICTED
                                                                          GROUP PRO
                                                  RESTRICTED                FORMA
                          PRO FORMA  EXCLUSION OF GROUP PRO  ADJUSTMENTS FOR OFFERING
                             FOR     UNRESTRICTED FORMA FOR      FOR         AND
                           OFFERING  SUBSIDIARIES  OFFERING  PROPOSED JV PROPOSED JV
                          ---------- ------------ ---------- ----------- ------------
ASSETS:
Current assets:
  Cash and cash
   equivalents..........  $  322,349  $(272,414)  $   49,935  $     --    $   49,935
  Receivables...........      34,499    (21,357)      13,142        --        13,142
  Inventories...........       5,209     (3,854)       1,355        --         1,355
  Prepaid expenses and
   other current
   assets...............       2,883     (1,329)       1,554        --         1,554
                          ----------  ---------   ----------  --------    ----------
    Total current
     assets.............     364,940   (298,954)      65,986        --        65,986
Property and equipment,
 net....................     544,486   (402,275)     142,211        --       142,211
Investments in
 affiliates.............       2,221         --        2,221        --         2,221
Investments in
 Unrestricted
 Subsidiaries...........          --    750,875      750,875   197,000       947,875
Goodwill and other
 intangible assets,
 net....................     563,706   (417,591)     146,115        --       146,115
Deferred financing costs
 and other assets, net..      15,586     (2,207)      13,379        --        13,379
                          ----------  ---------   ----------  --------    ----------
                          $1,490,939  $(370,152)  $1,120,787  $197,000    $1,317,787
                          ==========  =========   ==========  ========    ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Current liabilities.....
  Accounts payable......  $   30,271  $ (23,696)  $    6,575  $     --    $    6,575
  Other current
   liabilities..........      47,078    (42,470)       4,608        --         4,608
  Long-term debt,
   current maturities...          --         --           --        --            --
                          ----------  ---------   ----------  --------    ----------
    Total current
     liabilities........      77,349    (66,166)      11,183        --        11,183
Long-term debt, less
 current maturities.....     425,324   (261,521)     163,803        --       163,803
Other liabilities.......       4,620     (3,936)         684        --           684
                          ----------  ---------   ----------  --------    ----------
    Total liabilities...     507,293   (331,623)     175,670        --       175,670
                          ----------  ---------   ----------  --------    ----------
Minority interests......      38,529    (38,529)          --        --            --
Redeemable preferred
 stock..................     200,000         --      200,000        --       200,000
Stockholders' equity....     745,117         --      745,117   197,000       942,117
                          ----------  ---------   ----------  --------    ----------
                          $1,490,939  $(370,152)  $1,120,787  $197,000    $1,317,787
                          ==========  =========   ==========  ========    ==========

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits

          Exhibit No.                   Description
          -----------                   -----------

             99.1                       Press Release issued by CCIC dated
                                        December 9, 1998

             99.2                       Press Release issued by CCIC and
                                        Bell Atlantic Mobile dated
                                        December 9, 1998

             99.3                       Formation Agreement dated as of
                                        December 8, 1998, by and among Cellco
                                        Partnership, a Delaware general
                                        partnership doing business as Bell
                                        Atlantic Mobile, the Transferring
                                        Partnerships (as defined therein), Crown
                                        Castle International Corp. and CCA
                                        Investment Corp. (excluding most
                                        exhibits)

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize.


                                 CROWN CASTLE INTERNATIONAL CORP.,



                             By:  /s/  Wesley D. Cunningham
                                  ------------------------------------
                                  Vice President, Corporate Controller
                                  and Chief Accounting Officer

December 9, 1998

                                 EXHIBIT INDEX

Exhibit No.  Description of Exhibit
-----------  -----------------------

99.1         Press Release issued by CCIC on December 9, 1998

99.2         Press Release issued by CCIC and Bell Atlantic Mobile dated
             December 9, 1998

99.3 Formation Agreement dated as of December 8, 1998, by and among Cellco Partnership, a Delaware general partnership doing business as Bell Atlantic Mobile, the Transferring Partnerships (as defined therein), Crown Castle International Corp. and CCA Investment Corp. (excluding most exhibits)